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                            COMPUTRON SOFTWARE, INC.
                        NOTICE OF GRANT OF STOCK OPTION

        Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of Computron Software, Inc. (the "Corporation"):

        Optionee:
                 -----------------------------------------------------------

        Grant Date:
                   ---------------------------------------------------------

        Vesting Commencement Date:
                                  ------------------------------------------

        Exercise Price: $            per share
                         ------------

        Number of Option Shares:             shares
                                -------------

        Expiration Date:
                         --------------------------------------------------

        Type of Option:         Incentive Stock Option
                        -------

                                Non-Statutory Stock Option
                        -------

        Exercise Schedule:  The Option shall become exercisable according to the following schedule:

        Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the Computron Software, Inc. 1995 Stock Option Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A.

        Optionee hereby acknowledges receipt of a copy of the official prospectus for the Plan in the form attached hereto as Exhibit B. A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation's principal offices.


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        No Employment or Service Contract. Nothing in this Notice or the Stock
Option Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause.

        Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Stock Option Agreement.

          , 199
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   Date



                                        COMPUTRON SOFTWARE, INC.


                                        By:
                                            ------------------------------------

                                        Title:
                                               ---------------------------------



                                        ----------------------------------------
                                        OPTIONEE

                                        Address:
                                                 -------------------------------

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ATTACHMENTS
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Exhibit A - Stock Option Agreement
Exhibit B - Plan Summary and Prospectus




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